Exhibit 19.2

March 25, 2005

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

and

Chase Manhattan Bank USA, National Association

Christiana Center/Ops 4

500 Stanton Christiana Road

Newark, DE 19713

and

JPMorgan Chase Bank

4 New York Plaza, 6th Floor

New York, NY 10004

Report of Independent Accountants

SLM Private Credit Student Loan Trust 2004-A

We have examined management’s assertion included in the accompanying report titled Report of Management on Compliance by Administrator, that Sallie Mae, Inc. (the “Company”) complied, in all material respects, with the terms and conditions of Sections 2.03.a.i, 2.03.a.ii, 2.04, 2.06.b, 2.07.a, 2.07.b, 2.07.c, 2.08.ai, 2.08.a.ii, 2.09, 3.01.b, 3.01.c, 3.01.d, 3.02.a, 3.02.c, and 3.02.d of the Administration Agreement among the Company, Chase Manhattan Bank USA, National Association, JPMorgan Chase Bank and Sallie Mae, Inc., as Servicer, (the “Agreement”) pursuant to the SLM Private Credit Student Loan Trust 2004-A, for the period March 25, 2004 through December 31, 2004.  The Company’s management is responsible for the assertion.  Our responsibility is to express an opinion on the assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management’s assertion and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management’s assertion that the Company complied with the aforementioned requirements during the period March 25, 2004 through December 31, 2004 is fairly stated, in all material respects.

This report is intended solely for the information and use of management, the board of directors, Chase Manhattan Bank USA, National Association and JP Morgan Chase Bank and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
McLean, Virginia

Report of Management on Compliance by Administrator

I acknowledge that as a member of management of Sallie Mae, Inc. (the “Company”), we are responsible for ensuring compliance with the terms and conditions of Sections 2.03.a.i, 2.03.a.ii, 2.04, 2.06.b, 2.07.a, 2.07.b, 2.07.c, 2.08.a.i, 2.08.a.ii, 2.09, 3.01.b, 3.01.c, 3.01.d, 3.02.a, 3.02.c, and 3.02.d of the Administration Agreement among the Company, Chase Manhattan Bank USA, National Association, JPMorgan Chase Bank and Sallie Mae Inc., (the “Agreement”) pursuant to the SLM Private Credit Student Loan Trust 2004-A.  We are also responsible for establishing and maintaining effective internal control over compliance with the terms and conditions of the Agreement.

We have performed an evaluation of the Company’s compliance with the conditions of the Sections in the Agreement indicated above.  Based on the evaluation, we assert that the Company complied, in all material respects, with the terms and conditions of the Sections in the Agreement indicated above for the period March 25, 2004 through December 31, 2004.

March 25, 2005

/s/ J. LANCE FRANKE

J. Lance Franke
Senior Vice President, Corporate Finance

March 25, 2005

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

and

Chase Manhattan Bank USA, National Association

Christiana Center/Ops 4

500 Stanton Christiana Road

Newark, DE 19713

and

JPMorgan Chase Bank

4 New York Plaza, 6th Floor

New York, NY 10004

Report of Independent Accountants

SLM Private Credit Student Loan Trust 2004-A

We have examined management’s assertion, included in the accompanying report titled Report of Management on Compliance by Servicer, that  Sallie Mae, Inc., (the “Company”) complied, in all material respects, with the terms and conditions of Sections 2.02, 2.03, 3.01, 3.02.a, 3.05.a, 3.06, 3.10 and 3.15 the Servicing Agreement among the Company, Chase Manhattan Bank USA, JPMorgan Chase Bank and Sallie Mae, Inc., as Administrator, (“the Agreement”) pursuant to the SLM Private Credit Student Loan Trust 2004-A, for the period March 25, 2004 to December 31, 2004. The Company’s management is responsible for the assertion.  Our responsibility is to express an opinion on the assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting managements assertaion and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination on the Company’s compliance with specified requirements.

In our opinion, management’s assertion that the Company complied with the aforementioned requirements during the period March 25, 2004 to December 31, 2004 is fairly stated, in all material respects.

This report is intended solely for the information and use of management, the board of directors, Chase Manhattan Bank USA, National Association and JPMorgan Chase Bank and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
McLean, Virginia

Report of Management on Compliance by Servicer

I acknowledge that as a member of management of Sallie Mae Inc., (the “Company”), we are responsible for ensuring compliance with the terms and conditions of Sections 2.02, 2.03, 3.01, 3.02.a, 3.05.a, 3.06, 3.10 and 3.15 of the Servicing Agreement among the Company, Chase Manhattan Bank USA, National Association, JPMorgan Chase Bank and Sallie Mae, Inc., as Administrator, (the “Agreement”) pursuant to the SLM Private Credit Student Loan Trust 2004-A.  We are also responsible for reviewing and ensuring implementation of, and ongoing compliance with, effective internal control over compliance with the terms and conditions of the Agreement.

On an ongoing basis we evaluate the Company’s compliance with the terms and conditions of the Sections in Agreement indicated above.  Based on this management oversight and evaluation, we assert that the Company complied, in all material respects, with the terms and conditions of the Sections in the Agreement indicated above for the period March 25, 2004 to December 31, 2004.

March 25, 2005

/s/ ROBERT C. BALLARD

Robert C. Ballard
Senior Vice President, Servicing